UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 3, 2017

LASALLE HOTEL PROPERTIES
(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7550 Wisconsin Avenue
10th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)
Registrant’s telephone number, including area code: (301) 941-1500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.
On April 3, 2017, LaSalle Hotel Properties (the “Company”) issued a press release announcing the redemption of its 7.5% Series H Cumulative Redeemable Preferred Shares. A copy of such press release is furnished as Exhibit 99.1 to this report.
On April 3, 2017, the Company issued a press release announcing the Company has sold Lansdowne Resort in Lansdowne, Virginia for $133.0 million and Alexis Hotel in Seattle, Washington for $71.6 million and is under contract to sell Hotel Triton in San Francisco, California for $14.25 million. A copy of such press release is furnished as Exhibit 99.2 to this report.
ITEM 8.01. OTHER EVENTS.
On April 3, 2017, the Company announced the redemption of all 2,750,000 of its outstanding 7.5% Series H Cumulative Redeemable Preferred Shares at a redemption price of $25.00 per share, plus accrued and unpaid dividends through the redemption date, which is May 4, 2017.
On April 3, 2017, the Company announced the sale of Lansdowne Resort in Lansdowne, Virginia for $133.0 million and Alexis Hotel in Seattle, Washington for $71.6 million. In addition, the Company announced that it is under contract to sell Hotel Triton in San Francisco, California for $14.25 million. The Company expects the sale to close in April 2017. Because the sale of Hotel Triton is subject to customary closing conditions, the Company can give no assurance that the transaction will be consummated by such date or at all. Proceeds from the asset sales will be used to redeem the outstanding 7.5% Series H Cumulative Redeemable Preferred Shares and for general corporate purposes.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated April 3, 2017
99.2	Press release, dated April 3, 2017
The information contained in the press releases attached as Exhibit 99.1 and Exhibit 99.2 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press releases attached as Exhibit 99.1 and Exhibit 99.2 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASALLE HOTEL PROPERTIES

	BY:	/s/ Kenneth G. Fuller
Kenneth G. Fuller
Dated: April 3, 2017		Chief Financial Officer, Executive Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated April 3, 2017
99.2	Press release, dated April 3, 2017